UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

GRYPHON DIGITAL MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 646-3374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Section 3(a)(9) Exchange Agreements

On February 8, 2024, Gryphon Digital Mining, Inc. (formerly known as Akerna Corp.), a Delaware corporation (the “Company”), entered into certain exchange agreements under Section 3(a)(9) of the United States Securities Act of 1933, as amended (the “Securities Act”), in relation to the exchange of the Company’s issued and outstanding shares of Series C Preferred Stock (‘Series C Shares”) for shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “3(a)(9) Exchange Agreements”). Pursuant to the Section 3(a)(9) Exchange Agreements, on February 9, 2024, all 3,244 Series C Shares with a face value of $1,000 per share were exchanged for 756,746 shares of Common Stock. The exchange of the Series C Shares for shares of Common Stock was made pursuant to the exemption from registration provided by Section 3(a)(9) under the Securities Act.

Amendment No. 2 to the Exchange Agreements

On February 8, 2024, the Company entered into amendment no. 2 (“Amendment No. 2”) to those certain exchange agreements, dated as of January 27, 2023, as amended (the “Exchange Agreements”), by and among the Company and each of the holders of its senior secured convertible notes (the “Akerna Notes”) issued pursuant to a securities purchase agreement dated October 5, 2021.

Pursuant to Amendment No. 2, the Company and the holders of the Akerna Notes amended the terms of the Exchange Agreements to (i) set the “Final Closing Date” under the Exchange Agreement to conduct the “Final Exchange” to take place immediately following the effective time of the Merger (as defined in Item 2.01 below), (ii) agree that the “Company Optional Redemption Price” of the Akerna Notes in relation to the “Cash Sweep” was $nil (iii) agree as to the principal amount of the Akerna Note remaining outstanding held by each holder of Akerna Notes following the payment of portion of the Akerna Note pursuant to the Cash Sweep and that such Akerna Note will be exchanged at the Final Closing into shares of Common Stock based on a per share price of $4.60 (being $0.23, as adjusted to reflect the 1-for-20 reverse stock split to be effected immediately prior to the Final Closing), (iv) agree that such number of shares of common stock will not exceed the “Maximum Percentage” and therefore there will be no “Abeyance Shares”, and (v) the Final Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act and the terms set forth in Amendment No. 2.

Pursuant to the terms of Amendment No. 2, on February 9, 2024, the remaining principal amount of Akerna Notes was exchanged for 824,977 shares of Common Stock. The exchange of Akerna Notes for shares of Common Stock was made pursuant to the exemption from registration provided by Section 3(a)(9) under the Securities Act.

Release and Termination of Security Agreements and Consents

In order to consummate the Merger and the Sale Transaction (as defined in Item 2.01 below), pursuant to the terms of the Exchange Agreements, the Company entered into a release and termination agreement dated February 8, 2024 (“Release and Termination Agreement”), to obtain a release under, and termination of, the Amended and Restated Security and Pledge Agreement dated October 5, 2021 entered into by and among the Company, certain of its subsidiaries, and the collateral agent named therein, the Amended and Restated Intellectual Property Security Agreement dated October 5, 2021 by and between the Company, certain of its subsidiaries and the collateral agent named therein, and the Amended and Restated Guaranty dated October 5, 2021 by and between certain subsidiaries of the Company and the collateral agent named therein (collectively, the “Credit Agreements”). Pursuant to the Release and Termination Agreement, the collateral agent released the Company and its subsidiaries from all of the security interests and guarantees set forth in the Credit Agreements and agreed that, upon receipt by the holders of the Akerna Notes of (i) the shares of Common Stock to be issued pursuant to Amendment No. 2 and (ii) evidence of the receipt of assignment of a stated monetary interest in the Company’s Employee Retention Tax Credit (“ERTC”) to the holders of the Akerna Notes (who were also holders of the Series C Shares), the Credit Agreements would terminate without any further action by the collateral agent or the holders of the Akerna Notes.

Further, the Company entered into a separate consent and agreement dated February 8, 2024 with each of the two institutions that hold the Akerna Notes, pursuant to which each such holder separately consented to the Release and Termination Agreement (the “Noteholder Consents”).

In order to consummate the Merger and Sale Transaction, pursuant to the terms of the SPA (as defined in Item 2.01 below), the Company also entered into a release and termination agreement dated February 8, 2024 (the “MJA Release and Termination Agreement”) with MJ Acquisition Corp. (“MJA”) to obtain a release under and termination of the Second Amended and Restated Security and Pledge Agreement dated November 15, 2023 entered into by and among the Company, certain of its subsidiaries, and MJA under the Second Amended and Restated Intellectual Property Security Agreement dated November 15, 2023 by and between the Company, certain of its subsidiaries and MJA and under the Second Amended and Restated Guaranty dated November 15, 2023, by and between certain subsidiaries of the Company and MJA (the “MJA Credit Agreement”). Pursuant to the MJA Release and Termination Agreement, MJA released the Company and its subsidiaries from all of the security interests and guarantees set forth in the MJA Credit Agreements and agreed that, upon receipt by MJA of the assignment of the membership interests of MJ Freeway, LLC (“MJ Freeway”) and the shares of Common Stock to be issued to MJA upon conversion of the promissory note held by MJA into shares of Common Stock pursuant to the terms of the MJA Note, the MJA Credit Agreements would terminate without any further action by MJA.

ERTC Assignment Agreement

On February 8, 2024, the Company entered into a ERTC & Liability Assignment Agreement (the “ERTC Agreement”) with Distributionco LLC, a Colorado limited liability company (“Distributionco”). Pursuant to the ERTC Agreement, in order to (i) induce the holders of the Akerna Notes and Series C Shares to agree to the closing of the Merger and Sale Transaction, (ii) settle certain accounts payable to a third party service provider and (iii) settle certain amounts of compensation due and payable to officers of the Company, the Company agreed to the assignment of the Company ERTC credit anticipated to be approximately $2,111,665 to Distributionco in exchange for Distributionco assuming the above liabilities of the Company totaling in the aggregate, $2,111,665 of liabilities.

Share Settlement Agreements

On February 8, 2024, the Company entered into share settlement agreements (the “Share Settlement Agreements”) with David McCullough, Cecil R. Thompson, Larry Dean Ditto, Jessica Billingsley and Scott Sozio, each a former officer of the Company (the “Purchasers”), pursuant to which the Purchasers were issued shares of Common Stock as satisfaction for outstanding compensation balances owed to the Purchasers. On February 9, 2024, an aggregate of 446,611 shares of Common Stock (the “Settlement Shares”) were issued to the Purchasers pursuant to the terms of the Share Settlement Agreements. The issuance of the Settlement Shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Registration Rights Agreement

In order to induce the Purchasers to execute and deliver the Share Settlement Agreements, the Company agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Settlement Shares, pursuant to registration rights agreements (the “Registration Rights Agreements”), dated February 8, 2024, between the Company and each of the Purchasers.

The foregoing description of the material terms of the 3(a)(9) Exchange Agreements, Amendment No. 2 to the Exchange Agreements, the Release and Termination Agreement, the Noteholder Consents, the MJA Release and Termination Agreement, the ERTC Agreement, the Share Settlement Agreements and the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of 3(a)(9) Exchange Agreement, form of Amendment No. 2 to the Exchange Agreements, the Release and Termination Agreement, the form of Noteholder Consent, the MJA Release and Termination Agreement, the ERTC Agreement, the form of Share Settlement Agreement and the form of Registration Rights Agreement, which are filed as Exhibit 10.1 through 10.8, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information included in Item 1.01 hereof regarding the Release and Termination Agreement and the MJA Release and Termination Agreement and the termination of the Credit Agreements and the MJA Credit Agreement is also incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Agreement

On February 9, 2024, the Company completed the transactions contemplated by that certain agreement and plan of merger by and between the Company, Akerna Merger Co., a wholly-owned subsidiary of the Company (“Merger Sub”), and Ivy Crypto, Inc. (formerly known as Gryphon Digital Mining, Inc.) (“Ivy”), dated January 27, 2023, as amended on April 28, 2023 and June 14, 2023 (the “Merger Agreement”). A copy of the Merger Agreement, the first amendment thereto and the second amendment thereto are attached as Exhibits 2.2, 2.5 and 4.1 to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2023, May 1, 2023 and June 15, 2023, respectively, which Current Reports are hereby incorporated by reference.

Under the terms of the Merger Agreement, Merger Sub merged with and into Ivy, with Ivy surviving as a wholly-owned subsidiary of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of Ivy’s common stock, par value $0.0001 per share (the “Ivy Common Stock”), and Ivy’s preferred stock, par value $0.0001 per share (the “Ivy Preferred Stock,” collectively referred to herein with the Ivy Common Stock as the “Ivy Shares”), outstanding immediately prior to the Effective Time was converted into the right to receive approximately 1.7273744 shares of Common Stock.

Each warrant to purchase common stock of Ivy that was issued and outstanding at the Effective Time will remain issued and outstanding, and was assumed by the Company and is exercisable for shares of Common Stock pursuant to its existing terms and conditions as adjusted to reflect the ratio of exchange of Ivy Shares for shares of Common Stock.

Immediately after giving effect to the Merger, the Company had 38,733,554 shares of Common Stock outstanding and warrants to purchase Common Stock outstanding and exercisable to acquire shares of Common Stock.

On February 9, 2024, the Common Stock began trading on the Nasdaq Capital Market (“NASDAQ”) under the symbol “GRYP.”

Sale Transaction Agreement

On February 9, 2024, the Company closed on the sale transaction (the “Sale Transaction”) pursuant to that certain securities purchase agreement dated April 28, 2023 (as amended, the “SPA”) with Akerna Canada Ample Exchange Inc. and MJ Acquisition Corp. (“MJA”), as amended October 12, 2023, November 15, 2023 and December 28, 2023. A copy of the SPA, the first amendment thereto and the second amendment thereto are attached as Exhibits 2.1, 2.1 and 2.1 to the Company’s Current Reports on Form 8-K filed with the SEC on May 1, 2023, October 4, 2023 and November 17, 2023, respectively, which Current Reports are hereby incorporated by reference and the third amendment thereto is attached as Exhibit 2.11 to the Company’s Registration Statement on Form S-4/A as filed with the SEC on December 29, 2023 and is hereby incorporated by reference.

Upon the terms and subject to the satisfaction of the conditions described in the SPA, including approval of the transaction by Akerna’s stockholders, Akerna sold to MJA all of the membership interests in MJ Freeway, LLC for an aggregate purchase price of approximately $1.2 million and conversion of a loan to Akerna from MJA in the amount of $1,650,000 (funded $1,000,000 on April 28, 2023, $500,000 on October 11, 2023 and $150,000 on November 15, 2023) evidence by a Second Amended and Restated Promissory Note dated November 15, 2023 (the “MJA Note”), which principal amount of MJA Note converted into shares of Common Stock of Akerna at closing of the Sale Transaction, with such MJA Note deemed paid in full at closing of the Sale Transaction. The conversion of principal amount of MJA Note for shares of Common Stock was made pursuant to the exemption from registration provided by Section 3(a)(9) under the Securities Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 8, 2024, the Company notified the NASDAQ that in connection with the closing of the Merger, the Company would not continue the listing of its publicly traded warrants on the NASDAQ and that such listing is to be withdrawn upon completion of the Merger on February 9, 2024. The Company anticipates that following withdrawal from the NASDAQ, the publicly traded warrants will be quoted for trading on the over-the-counter markets. Following the 1-for-20 reverse stock split, the publicly traded warrants are exercisable for an aggregate total of 14,534 shares of Common Stock at an exercise price of $4,600 per share, and such warrants expire on June 17, 2024.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 hereof related to the issuance of shares of Common Stock pursuant to the 3(a)(9) Exchange Agreements, Amendment No. 2 to the Exchange Agreements, and the Share Settlement Agreements and the information included in Item 2.01 hereof related to the issuance of shares of Common Stock upon the conversion of the MJA Note is also incorporated by reference into this Item 3.02.

Item 3.03 Material Modification of Rights to Security Holders.

The information included in Items 5.10 and 5.03 hereof is also incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

Following the Merger, the former holders of Ivy’s equity securities now hold 92.5% of the Common Stock, on a fully diluted basis, with the remainder being held by the legacy holders of the Company. The disclosure contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal and Appointment of Directors and Officers

As of the Effective Date, and in accordance with the terms of the Merger Agreement, the Board became comprised of five directors: Robby Chang, Brittany Kaiser, Heather Cox, Steve Gutterman and Jessica Billingsley. As of the Effective Date, the following individuals became the executive officers of the Company: Robby Chang, Chief Executive Officer, and Simeon Salzman, Chief Financial Officer and Corporate Secretary. With the exception of Jessica Billingsley, each of the Company’s previous officers and directors resigned from their respective positions at the Company on the Effective Date.

For more information concerning the executive officers and directors, see the disclosure in the Company’s final prospectus and definitive proxy statement dated as of January 5, 2024 (the “Proxy Statement”) filed with the SEC on January 9, 2024 in the sections titled “Management Following the Merger,” “Akerna Executive Compensation” “Gryphon’s Executive and Director Compensation” and “Certain Relationships and Related-Party Transactions of the Combined Company,” each of which is incorporated herein by reference.

Executive Officer Compensation

On February 8, 2024, the Company’s Compensation Committee (the “Committee”) finalized the grant of bonuses to executive officers in connection with their performance in 2023 and in connection with the closing of the Merger and Sale Transaction. The Committee granted the following cash bonuses all of which, along with other unpaid compensation, were then settled in shares of Common Stock pursuant to the Share Settlement Agreements: Jessica Billingsley - $719,670, Scott Sozio - $314,000, Larry Dean Ditto - $212,317, David McCullough - $37,539 and Cecil R. Thompson - $37,307.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On February 8, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Name Change Amendment”). The Name Change Amendment changed the name of the Company from “Akerna Corp.” to “Gryphon Digital Mining, Inc.” The Name Change Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Reverse Stock Split

On February 8, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Reverse Stock Split Amendment”). The Reverse Stock Split Amendment effected a reverse stock split of the Common Stock, at a ratio of one new share for every twenty shares of outstanding Common Stock (the “Reverse Stock Split”). The Reverse Stock Split Amendment is attached hereto as Exhibit 3.2 and incorporated herein by reference.

The Reverse Stock Split was approved at a Special Meeting of the Stockholders held on January 29, 2024 (the “Special Meeting”). The Reverse Stock Split is more fully described in the Company’s proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333-271857) as filed with the SEC on May 12, 2023 and declared effective by the Commission on January 9, 2024. Immediately after the Special Meeting, on January 29, 2024, the Akerna board of directors (the “Board”) determined the ratio of the Reverse Stock Split at 1-for-20.

Pursuant to the authorization of the Board and the Certificate of Amendment, the Reverse Stock Split became effective on February 8, 2024 at 4:05 p.m. Eastern Standard Time (the “Effective Time”). The shares of Common Stock began trading on the NASDAQ on a post-split basis on February 9, 2024, with a new CUSIP number: 400510103.

At the Effective Time, every twenty (20) shares of issued and outstanding Common Stock were converted into one (1) share of issued and outstanding Common Stock. The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), served as exchange agent for the Reverse Stock Split and provided instructions to stockholders of record regarding the Reverse Stock Split.

Because the Reverse Stock Split Amendment did not reduce the number of authorized shares of Common Stock, the effect of the Reverse Stock Split was to increase the number of shares of Common Stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares were entitled to rounding up of their fractional share to the nearest whole share. No stockholders received cash in lieu of fractional shares.

Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) thereafter represented that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, Continental issued all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, Continental will be holding the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of Common Stock will be automatically adjusted. Those stockholders holding Common Stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of Common Stock issuable upon exercise or conversion of Akerna’s outstanding warrants were proportionately adjusted by the applicable administrator, using the 1-for-20 ratio, rounded up to the nearest whole share and nearest whole cent. The Board or the applicable administrator implemented only applicable technical, conforming changes to the securities, including ratably reducing the authorized shares of Common Stock available for awards under the Company’s equity plans. In addition, the exercise price for each outstanding warrant was increased in inverse proportion to the 1-for-20 split ratio such that upon a conversion or exercise, the aggregate exercise price payable by the warrant holder to the Company for the shares subject to the warrant remains approximately the same as the aggregate exercise price prior to the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment for Name Change
3.2	Certificate of Amendment for Reverse Stock Split
10.1	Form of 3(a)(9) Exchange Agreement
10.2	Form of Amendment No. 2 to the Exchange Agreements
10.3	Release and Termination Agreement
10.4	Form of Noteholder Consent
10.5	MJA Release and Termination Agreement
10.6	ERTC Agreement
10.7	Form of Share Settlement Agreement
10.8	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 13, 2024	GRYPHON DIGITAL MINING, INC.

	By:	/s/ Robby Chang
		Name:	Robby Chang
		Title:	Chief Executive Officer